Exhibit 99.1
FOR IMMEDIATE RELEASE

Thomas Nardi	Andrew Bosman
Executive Vice President & Chief Financial Officer	Chief Marketing Officer
312.573.5612	312.573.5631
thomas.nardi@navigant.com	abosman@navigant.com
NAVIGANT COMPLETES NEW $400 MILLION 5-YEAR UNSECURED REVOLVING CREDIT FACILITY
CHICAGO, May 31, 2011 — Navigant (NYSE:NCI) today announced completion of a $400 million, five-year unsecured revolving credit facility with a syndicate of nine banks.
The new credit facility, with a maturity date of May 27, 2016, refinances the company’s existing credit arrangement that would have matured May 31, 2012. Merrill Lynch Pierce Fenner & Smith Incorporated and RBS Citizens, N.A. served as joint lead arrangers and co-book managers. Additionally, Bank of America N.A. served as administrative agent, RBS Citizens, N.A. served as syndication agent and U.S. Bank, National Association served as documentation agent.
Key terms of the credit facility include:
•	Initial drawn pricing from closing through July 15, 2011 of 175 basis points over LIBOR; thereafter, pricing remains at 175 basis points over LIBOR assuming June 30, 2011 consolidated leverage is between 2.5 and 3.0 times EBITDA (as defined in the bank agreement)

•	3.25 times EBITDA maximum leverage covenant each June 30, September 30 and December 31 and up to 3.5 times each March 31; 2.0 times minimum interest coverage tested each quarter end

•	100% revolving credit facility

•	An “accordion” option to increase borrowings by $100 million, subject to certain conditions
“We are pleased to complete a successful refinancing of our credit facility under favorable terms,” said Thomas A Nardi, Executive Vice President and Chief Financial Officer. “We were again able to work with a strong bank syndicate, comprised of nine leading financial institutions. This financing affirms the credit strength of Navigant, evidenced by consistently solid cash flows, and provides stability around our anticipated growth, liquidity and financing needs for the next five years.”
About Navigant
Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries. More information about Navigant can be found at www.navigant.com.
Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success and timing of the Company’s implementation of its strategic business assessment; the success of the Company’s organizational changes and cost reduction actions; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.
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